                                 LOAN AGREEMENT

         This Loan Agreement (Agreement) is made this 1st day of August, 2003 by and between Calais Resources, Inc. a British Columbia, Canada corporation (Calais BC), Calais Resources Colorado, Inc., a Nevada corporation authorized to do business in Colorado, (Calais Colorado), Aardvark Agencies, Inc. a Washington corporation, (Aardvark), and Broadway Mortgage Corporation, a Colorado corporation ("Broadway" or "Lender").

                                    RECITALS

         WHEREAS, Calais Colorado and Aardvark are the fee or patent owners of certain real property located in Colorado, (Properties) the descriptions of which are more fully set forth in Exhibit A;

         WHEREAS, Calais Colorado is a working mining company;

         WHEREAS, Calais BC is the parent company of Calais Colorado and is a publically traded corporation that is actively traded on the OTC-BB;

         WHEREAS, Calais Colorado, Calais BC, Aardvark and Broadway have reached an agreement wherein Broadway and its assigns will loan to Calais Colorado the sum of $4.5 million in good US funds (Loan), subject to the terms of this Agreement;

         WHEREAS, Calais Colorado, Calais BC and Aardvark have agreed that in order to secure the Loan, they shall sign the "Note" as that term is defined below to be secured so much of the Property as it owns with a deed of trust (Calais Deed of Trust) and the "UCC- 1 Documents" as that term is described below;

         WHEREAS, Calais BC has agreed that in consideration of the Loan it shall issue to Broadway and its assigns 8,181,818 shares of its stock - the "Broadway Stock" as that term is more fully described below;

         WHEREAS, in order to further secure the Loan Aardvark has agreed that it shall encumber so much of the Property as it owns with a deed of trust (Aardvark Deed of Trust), and the UCC- 1 Documents and shall sign a non-recourse "Guaranty" as to the performance of Calais with the understanding that the Guaranty shall only permit Broadway to take the Aardvark Property pursuant to the powers of the Aardvark Deed of Trust;

         NOW, THEREFORE, for and in consideration of the mutual covenants found herein and for other good and valuable consideration, all of which is deemed to be adequate, it is agreed as follows:

                                    COVENANTS

         1.       The Loan

                  a. Subject to the terms found herein, Broadway agrees to loan to Calais the sum of $4.5 million in good funds US (Total Loan Amount).

                  b.       the Loan shall be evidenced by a promissory note
(Note) containing the following terms (a copy of which is attached as Exhibit B:

                           i.       the $4.5 million in good US funds consists
of Three Million Six Hundred Thousand ($3,600,000) in Principal (Principal), $928,800 representing 24 months of interest (prepaid) at the rate of 12.9% per annum from the date hereof and the costs of the closing thereby making the Total Loan Amount. ;

                           ii.      interest shall be 12.9% per annum;

                           iii.     subject to paragraph 1(e) below, the loan is
due and payable 24 months from the date of signature on the Note (Term);

                           iv.      subject to paragraph 2(b) below, the
principal and all accrued interest shall be due and payable on or before July 31, 2005 (Balloon Date);

                           v.       there shall be no prepayment penalty;

                           vi.      there shall be default interest at the rate
of 15%;

                           vii.     there shall be a one time right to cure
which shall give Calais Colorado and Calais BC three (3) calendar days from the date of receipt of the notice of breach within which cure the same. If not cured within that period, Broadway shall accelerate all accrued interest and the principal.

                  c.       The Total Loan Amount shall be disbursed as follows:

                           i.       $928,800 as prepaid interest to be disbursed
to the Lender on or before September 15, 2003, and/ or best efforts;

                           ii.      all costs incurred by Lender during the loan
process, including but not limited to attorney's fees, tax certification fees and all other costs shall be disbursed to the Lender on or before September 15, 2003, and/ or best efforts;

                           iii.     $1,750,000 to be disbursed to the Borrowers
on or before August 5, 2003;

                           iv.      $1,750,000 to be disbursed to Borrowers on
or before August 30, 2003, and! or best efforts; and,

                           v.       $1,000,000 to be disbursed to the Borrowers
on or before September 15, 2003, and/ or best efforts.

                  d        The Note shall be secured as follows:

                           i.       with the Calais Deed of Trust and Aardvark
Deed of Trust, in the forms attached hereto as Exhibit C (and jointly referred to as the First Deeds of Trust) which shall encumber all fee interests; and all mineral interests, patent rights, mineral rights, rights to exploit all Properties for the purpose of obtaining the minerals and any and all other rights whether they be personalty or real property, whether surface or sub-surface, whether placer rights or other mining rights (the "Mineral Rights") as may be necessary to secure in the name of Broadway all of the Mineral Rights Calais Colorado and Aardvark have as to the Properties. In furtherance thereof, Calais Colorado and Aardvark shall be deliver to Lender a title policy (Policy) sufficient to secure the Properties free and clear of all liens or encumbrances except those that arc approved and accepted by the Lender in accordance with Exhibit D;

                           ii.      a UCC-1 security agreement and finance
statement (UCC-1 Documents) securing all personalty owned by Calais Colorado and Aardvark in Colorado and used on the Property a copy of which is attached as Exhibit E;

         2.       Issuance of Stock - Requirement to Register Shares to Be
                  Issued

                  a. As a further inducement to Broadway and its assigns for securing and loaning the Total Loan Amount, Calais BC shall issue 8,181,818 shares of restricted common treasury stock (Broadway Stock) which shall, upon proper registration, be freely tradable subject to a plan of distribution and unrestricted to Broadway as soon as is commercially and legally practicable which shall be subject to the following:

                           i.       that Calais BC shall use its good faith best
efforts to get the Stock registered in any manner necessary in Canada and/or the United States so as to get it transferred as above described as being freely tradeable subject to a plan of distribution and unrestricted.

                           ii.      that Calais BC shall bear the cost of
registering the Stock as above described.

                           iii.     at the Balloon Date, Calais Colorado and
Calais BC will be required to pay any accrued interest, costs, and the principal of $4.5 million US, less any Pay- down Money generated in accordance with sub-paragraph b next below..

                  b. Notwithstanding anything herein to the contrary, subject to the deliver to Broadway of the Broadway Stock, and in accordance with the terms found below, Broadway shall pay-down or pay off, if possible the Total Loan Amount from the Broadway Stock as follows:

                           i.       Broadway agrees that upon receipt of the
Broadway Stock it shall
deliver into escrow with a financial institution of good repute and standing (Escrow Agent) a total of 1,500,000 share of Broadway Stock (plus so many shares as may reasonably be required to pay any sales costs associated with the sale thereof), (Escrowed Stock). The Escrowed Stock shall be subject to an escrow agreement (Escrow Agreement) the terms of which shall be approved by Calais BC and Broadway;

                           ii.      the Escrowed Stock shall be held by the
Escrow Agent until the earlier of: (A) the date that the shares of Calais BC are trading at an average price of $3.00 US per share over an average of five (5) business days as quoted on the stock exchange on which the Stock is quoted (Trigger Price); or, (B), the Balloon Date. At any time during the Term, when the shares of Calais BC reach the Trigger Price, the Escrow Agent shall cause so much of the Escrowed Stock as can be commercially reasonably sold to sell said shares at a minimum price of $3.00 US, provided that the shares are not restricted. In making the decision as to the number of shares to sell once the Trigger Price has been reached, the Escrow Agent and any of its advisors shall take into consideration the effect that the sale of a large number of shares will have on the Trigger Price. Further, if the Trigger Price fluctuates during the Term, the Escrow Agent shall use its good faith efforts to dispose of so much of the Escrowed Stock as it can, with the understanding that it shall not be required to sell any Escrowed Stock of the price of the shares falls below the Trigger Price.

                           iii.     The proceeds from such sale or sales, less
all costs of sales, shall then be disbursed by the Escrow Agent to Broadway solely for the purpose of paying down the Total Loan Amount. (Pay-down Money). Broadway shall not take or use any of the Pay-down Money for any other purpose; and it shall account for the Pay-down Money by supplying reasonable evidence that the funds were used for this purpose only

                           iv.      Escrowed Stock shall continue be sold in
this manner until the earlier of: (A) the date that the Total Loan Amounts has been paid in full or, (b) until the Balloon Date. If the Total Loan Amount has not be paid in full by the Balloon Date, Borrowers shall timely pay any balance then due. Further if, on the Balloon Date, there remains any Escrowed Stock, the same shall be delivered over to Broadway and the Escrow shall be closed.

                           v.       Costs of sales of the Escrowed Stock shall
be paid under the same terms and conditions as above.

         3.       Conditions Precedent to Closing the Loan

         The obligation of Broadway to fund the Loan is subject for the following conditions precedents:

                  a. there shall be in place an American Land Title Association (ATLA) title commitment (Commitment) from a reputable and licensed title insurer in the state of Colorado, (Insurer) which secures in the name of Broadway, the first position deed of trust as to all of the Properties, the patents, and the Mineral Rights. Prior to funding, Broadway shall first approve the Commitment as to the requirements necessary to deliver to Broadway the first position deeds of trust as to the Properties and as to the exceptions that will not be insured at the time of the delivery of the title policy (Policy).

                  b. Broadway shall receive opinions from attorney's licensed in the state of Colorado as to the following matters:

                           i.       that a shareholders meeting (Meeting)
approving the Loan is not required; or if required, that the Meeting has been held; that the Loan has been approved; and that minutes reflecting the approval are attached;

                           ii.      that Calais Colorado and Calais BC and
Aardvark:

                                    A.       have the power and authority to
deliver the Property and the Mineral Rights free and clear of all liens and encumbrances except for those approved by Broadway as set forth in Exhibit D;

                                    B.       have the power and authority to
sign and deliver the Note, the First Deed of Trust, the Mineral Rights, and the UCC-1 and shall state the name of the person who has authority to enter into the Agreement;

                                    C        shall deliver a Certificates of
Good Standing for both Calais Colorado and Aardvark and minutes necessary to prove the same;

                                    D.       that there are no contracts,
claims, rights, duties, law or encumbrances, which would limit or deny Calais Colorado and Aardvark the right to use the Property in the manner set forth herein - including but not limited to the matters concerning National Capital located in California.

                           iii.     that Calais BC has the present right to
issue 8,181,818 shares of unrestricted, common shares of freely tradable stock (Stock) or if there is not the present right, then setting forth the terms and conditions under which the Stock can be issued.

                  c. that Calais Colorado shall deliver adequate proof of insurance insuring Calais Colorado and the Properties against such risks as is customarily carried by owners of similar businesses and properties naming Broadway as an additional secured party with the standard mortgage clause for that amount sufficient to cover all furniture, fixtures, equipment and the like as more fully described in the Hazard Insurance Authorization and Requirements as attached, (Insurance) at the time of "Closing" as that term is defined below. Such insurance shall require that the insurer provide thirty (30) calendar days written notice before cancellation of the policy.

                  d. Calais Colorado has previously delivered to Broadway a budget and use of proceeds for the Loan. The same shall be appended hereto as Exhibit F. The same shall be updated as of the date of Closing.

                  e. that Calais BC shall, if required by the attorney's opinion letter, immediately take the steps necessary to cause the Stock to be registered with any municipal, county, state, federal or Canadian entity so that the Stock can be delivered to Broadway unrestricted and freely tradeable. Such acts shall include but not be limited to, preparing and filing all registration statements; filing responses to any comments; and the filing any amendments.

                  f. As to each condition precedent, Broadway shall have such reasonable time as may be necessary after receipt of the document or thing to review it and approve or disapprove of its content. Should Broadway disapprove of the same, it shall provide written notice to Calais Colorado and as necessary Calais BC. Thereafter Calais Colorado and/or Calais BC shall have five (5) business days within which to provide such additional information or opinions as may be necessary to satisfy the concerns of Broadway. If it fails or refuses to provide such information within said time period, Broadway may: (i) terminate this Agreement in which case all Parties shall be relieved of any further liability and Broadway shall have no obligation to fund; or (ii) Broadway can waive its disapproval in which event that condition precedent is deemed to be acceptable.

         4.       Closing

         Subject to the satisfaction of Broadway as the above conditions precedent, the closing of the funding shall take place as follows:

                  a. delivery of the First Disbursement upon the approval by Broadway of the Commitment and the delivery by Calais Colorado of the Insurance. The Parties shall use their good faith effort to make a First Disbursement on or before July 31, 2003.

                  b. deliver of the Second Disbursement upon approval by Broadway of all other conditions precedent. The Parties shall use their good faith efforts to make the Second Disbursement on or before Aug 30, 2003

                  c. deliver of the Third Disbursement upon approval by Broadway of all other conditions precedent. The Parties shall use their good faith efforts to make the Second Disbursement on or before September 15, 2003

                  d. At the time of the Closing of the First Disbursement, the Parties shall deliver the following:

                           i.       As to Calais Colorado and Calais BC:

                                    A.       the Note duly signed by the
authorized officer;

                                    B.       the First Deed of Trust as the
Properties owned or controlled by Calais Colorado;

                                    C.       the UCC-l documents;

                                    D.       all closing documents required by
the title company managing the Closing:

                                    E.       any and all other documents
necessary to effectuate the terms and intent of this Agreement.

                           ii.      As to Aardvark;

                                    A.       the First Deed of Trust as to the
Properties owned or controlled by Aardvark;

                                    B.       the Guaranty of Aardvark;

                                    C.       all closing documents required by
the title company managing the Closing;

                                    D.       any and all other documents
necessary to effectuate the terms and intent of this Agreement.

                           iii.     As to Broadway:

                                    A.       the First Disbursement

                                    B.       any mid all documents necessary to
effectuate the terms and intent of this Agreement.

                  e. at the Closing to the subsequent disbursements, the Parties agree to sign any and all documents necessary to effectuate the terms and intent of this Agreement.

         5.       Restrictions during the term of the Loan

         For so long as any portion of the Loan remains unpaid, Calais Colorado, Calais BC and Aardvark agree as follows:

                  a. that none will encumber, create a security interest in, pledge, use, expose or commit the Properties or the assets of Calais Colorado (as the term "assets" is normally and usually defined using generally accepted accounting principals consistently applied in the City and County of Denver, Colorado by national accounting firms) (Assets) to any liens, mechanics liens, judgment liens, encumbrances, easements, pledges, or other restrictions without first obtaining the express written permission of Broadway;

                  b.       strike 5b

                  c. enter into any merger, consolidation, or other agreement in which any portion of the assets (as that term is normally and usually defined using generally accepted accounting principals) or any shares of stock in Calais BC in excess of 5,000,000 are to be sold or pledged, except with express written permission of the Lender with the understanding that Calais BC may be required to sell shares of stock to raise capital;

                  d. guaranty, endorse or otherwise become a surety for any obligations of others;

                  e. do any other act or refrain from doing any act which in any commercially reasonable manner may be deemed to have exposed the Property or the Assets to attachment, diminution in value, loss, judgments, liens or encumbrances, without first obtaining the express written permission of Broadway.

                  f. the terms, covenants and conditions of this paragraph 4 shall survive the closing and shall remain the continuing obligations of Calais Colorado, Calais BC and, if applicable Aardvark.

         6. Covenants, Warranties and Representations of Calais Colorado, Calais BC and Aardvark

         Calais Colorado, Calais BC and Aardvark covenant, warrant and represent the following:

                  a.       As to Calais Colorado and Calais BC that:

                           i.       each has the power and authority to: (A)
enter into this Agreement; (B) issue the Stock; and (C) making all of the covenants, warranties and representations found herein.

                           ii.      Calais Colorado is fully seized of Calais'
Colorado portion of the Properties free and clear of all liens and encumbrances except as fully set forth in Exhibit D;

                           iii.     Calais Colorado and Calais BC have disclosed
to Broadway all material positive or negative facts about Calais Colorado and Calais BC, its operations, personnel, Assets, the Calais Property and otherwise so as to permit Broadway to make an informed decision whether to hind the Loan;

                           iv.      they have paid all taxes of any nature and
kind due or about to become due from the operation of Calais and shall continue to do so through the dates of Closing;

                           v.       there is not pending or threatened
litigation, government action, complaint, or notice, from any person or entity, concerning any matter including but not limited matters relating to hazardous wastes, clean water or clean air acts, which could in any manner materially affect the Calais Property, the Assets, the right of Calais BC to issue the Broadway Stock, or the operation of either entity;

                           vi.      all financial statements delivered to
Broadway were, at the time delivered, at the time that this Agreement is signed and on the date of Closing of each disbursement, true and correct and they fairly represent the financial condition of the corporation;

                           vii.
                                    A.      once each fiscal quarter each entity
shall supply unaudited consolidated financial statements, including a profit and loss statement and balance sheet, verified as being true and accurate by Calais;

                                    B.       as soon as practicable after the
end of their individual fiscal years, supply Broadway with its federal and state tax returns with all schedules;

                           viii.    the execution and delivery of this Agreement
and the performance of the Parties hereunder, including the delivery of the Note, the deeds of trust, the UCC-l Documents and the Broadway Stock will not conflict with or result in the breach of any of the terms covenants and conditions of any agreement, covenant, or contract, whether express or implied, written or oral.

                           viii.    they shall:

                                    A        timely pay for all payroll taxes
including withholding and RCA, for all employees;

                                    B.       timely pay all other taxes due on
the Properties, the Assets or any other possession of Calais Colorado and Calais BC; except that it may apply for an extension of the payment of such taxes if the same is made in writing within the time required by the taxing authority, with a copy of the same being delivered to Broadway;

                                    C.       maintain all insurance presently in
place and required by the Agreement;

                                    D        continue to operate Calais Colorado
and Calais BC in the normal course of business using sound and reasonable business judgment;

                                    E        pay when due, all accounts payable
and other debts of the corporation;

                                    F        use the Loan proceeds for the
purposes set forth in Exhibit F;

                                    G.       maintain such books and records as
may be necessary to satisfy any municipal, county, state or federal entity including but not limited to the Securities and Exchange Commission;

                                    H.       maintain the corporation in such a
manner as to permit to remain on the stock exchange on which it is now quoted;

                                    I.       use Calais BC's good faith efforts
to cause the corporation to be listed on the National Association of Securities Dealers (NASD) exchange (NASDAQ);

                                    J.       not act in such a manner or refrain
from taking action the consequence of which would result in the violate any term, covenant or condition of this Agreement.

                                    K.       Not do anything in or around the
Property which would in any manner violate any municipal, county, state, or federal hazardous materials or clean water or air acts;

                                    L.       Not make any arrangement or
agreement with any "insider" as that term is defined by any applicable Securities and Exchange Act rule or regulation, concerning any of shares of the corporation's stock without first disclosing the same to Broadway and obtaining its express written permission.

                  b.       as to Aardvark that:

                           i.       it has the power and authority to: (A) enter
into this Agreement; (B) reserved, and (C) making all of the covenants, warranties and representations found herein.

                           ii.      it is fully seized of the Aardvark portion
of the Properties free and clear of all liens and encumbrances except as fully set forth herein;

                           iii.     it has disclosed to Broadway all material
positive or negative facts about Aardvark its operations, personnel, Assets, the Aardvark Property and otherwise so as to permit Broadway to make an informed decision whether to fund the Loan;

                           iv.      it has paid all taxes of any nature and kind
due or about to become due from the Aardvark Property and shall continue to do so through the dates of Closing;

                           v.       there is not pending or threatened
litigation, government action, complaint, or notice, from any person or entity, concerning any matter including but not limited to concerns about hazardous wastes, clean water or clean air acts, which could in any manner materially affect the Properties, the Assets, or the operation of Aardvark

                           vii.     it shall:

                                    A.       timely pay all other taxes due on
the Aardvark Properties; except that it may apply for an extension of the payment of such taxes if the same is made in writing within the time required by the taxing authority, with a copy of the same being delivered to Broadway;

                                    B        maintain all insurance presently in
place and required by the Agreement;

                                    C        pay when due, all accounts payable
and other debts of the corporation;

                                    D.       maintain such books and records as
may be necessary to satisfy any municipal, county, state or federal entity including but not limited to the Securities and Exchange Commission (SEC);

                                    E.       not act in such a manner or refrain
from taking action the consequence of which would result in the violate any term, covenant or condition of this Agreement.

                                    F.       Not do anything in or around the
Property which would in any manner violate any municipal, county, state, or federal hazardous materials or clean water or air acts.

                  c. the terms, covenants and conditions of this paragraph 4 shall survive the closing and shall remain the continuing obligations of Calais Colorado, Calais BC, and, if applicable Aardvark.

         7.       Default

                  a. Any of the following shall be deemed to be an event of default:

                           i        failure to perform each and every term of
the Note;

                           ii.      failure to perform each and every term of
the the Aardvark or Calais Deeds of Trust;

                           iii.     failure to perform each and every terms of
the UCC-1 Documents;

                           iv.      failure to perform each and every term of
this Agreement;

                           v.       the determination that any representation,
warranty or covenant of Calais Colorado, Calais BC, or Aardvark and found in the Note, the Deeds of Trust, the UCC-1 Documents, or this Agreement is deemed to be untrue in any material aspect as of the date it was made;

                           vi.      any act or any failure to act which results
in the placement of any manner of lien, encumbrance, pledge, or impediment being filed or perfected against any portion of the Properties or any portion of the Assets;

                           vii.     the assignment by Calais Colorado, Calais BC
and/or Aardvark of any of the Properties or Assets for the benefit of any creditor;

                           viii.    the determination by Broadway using
generally accepted accounting principals consistently applied in the City and County of Denver, that Calais Colorado, Calais BC and/or Aardvark is insolvent; or

                           ix.      the application by Calais Colorado, Calais
BC and/or Aardvark for protection under any applicable bankruptcy statutes, rules or regulations of either the United States or Canada;

                           x.       the failure of Calais BC to use its best
efforts to pursue, if necessary registration of the Stock;

                           xi.      the inability for any reason, of Calais BC
to issue the Stock unrestricted and freely tradable within 13 months of the date of the First Disbursement.

                  b. Upon the occurrence of any event of default as above described, Broadway shall provide written notice to Calais Colorado, Calais BC, and/or Aardvark, as the case may be, which shall describe the nature of the default. Thereafter Calais Colorado, Calais BC, and/or Aardvark shall have the following right to cure:

                           i.       if the breach was as to the Note, the Deeds
of Trust, or the UCC-1 Documents, the cure shall be any that is provided in the affected document;

                           ii.      if the breach is in the performance of any
term covenant or condition of this Agreement, Calais Colorado, Calais BC and/or Aardvark shall have five (5) business days from the date of the written notice within which to cure the same; except that if cure cannot be completed in said period, then Calais Colorado, Calais BC and/or Aardvark shall be permitted to diligently pursue such cure with the understanding that any cure must be completed no later than ten (10) business days after written notice is received. Notwithstanding anything herein to the contrary, in the event of any ambiguity or conflict between the cure granted in this sub-paragraph, and the cure offered in any of the documents described in the next preceding sub-paragraph, the shortest cure period will prevail.

                  c. If Calais Colorado, Calais BC and/or Aardvark is unable or unwilling to cure, then Broadway shall have the following remedies:

                           i.       it may immediately accelerate the
Note with no further right to cure;

                           ii.      it may take any such action or avail itself
of any remedies offered by the Deeds of Trust or the UCC- I Documents including but not limited to the institution of foreclosure proceedings;

                           iii.     it may seek damages, specific performance,
equitable relief including, but not limited to injunctions, or any combination of the same.

iv.      strike c. iv.

                           v.       it may avail itself of any other remedies
available in law or equity with the understanding that all such remedies shall be cumulative and the election of one remedy shall not eliminate its right to any other remedy.

         8.       Indemnification

                  a. Calais Colorado, Calais BC, and as the case may be, Aardvark, will indemnify and hold Broadway, its officers, directors, shareholders, and employees, from any claim, cause of action, damage, judgment, right, obligation to cure, expenditure, assessment, liability, or expense arising out of, and incurred by Broadway as a result of any statement, omission, action, inaction, performance, failure to perform, the breach of any term covenant or condition of the Note, the Deeds of Trust, the UCC-1 Documents and this Agreement of Calais Colorado, Calais BC and, as the case may be, Aardvark, the result of which is to cause Broadway to incur any expense, cost, fees, including reasonable attorney's fees, make any defense in any court, tribunal, or by written response, or pay any damages, judgments or awards; except that Calais Colorado, Calais BC and as applicable, Aardvark will not be required to so indemnify if the same was as a result of the gross negligence of Broadway.

                  b. Calais Colorado, Calais BC, and as the case may be, Aardvark, shall indemnify and hold harmless Broadway, its officers, directors, shareholders and employees from any claim, cause of action, damage, judgment, right, obligation to cure, expenditure, assessment, liability, or expense arising out of, and incurred by Broadway as a result of any statement, omission, action, inaction, performance, failure to perform, arising from any environmental, or health and safety liability, arising out of or relating to the ownership or operation by Calais Colorado and Aardvark of the Properties and the mining and mineral extraction processes occurring thereon at any time on or prior to the or after the date of the Closings; (ii) the disposition of any "Hazardous Materials" "Hazardous Waste Disposal" as those terms may be defined by an municipal, county, state or federal entity, or similar laws intended to protect the environment; (iii) any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any person or entity which occurred in or around the Properties and by the use of the Assets,

         9.       Miscellaneous

                  a.       Time is of the essence herein.

                  b. All covenants, conditions and obligations found in this Agreement which must survive the Closings in order to remain in force, will survive so as to remain the continuing obligation of the party to whom it is directed.

                  c. This Agreement, its exhibits, the Note, the Deeds of Trust, and the UCC-1 Documents form the entire understanding of the Parties hereto in regard to the subject matter described herein. All previous understandings or agreements, express or implied, oral or written, shall be merged herein. The documents described herein cannot be amended except in a writing signed and dated by all Parties. An oral amendment which seeks to delete or alter the terms of this sub-paragraph shall not be effective.

                  d. Calais Colorado and Calais BC shall reimburse Broadway for any costs, expenses, fees, charges, attorney's fees, accountancy fees, and any other expenditure incurred by Broadway as a result of entering into this Agreement. Such reimbursement shall be accounted for in the disbursements in any manner that the Parties reasonably agree.

                  e. The Parties will cooperate to make any such public announcements as may be necessary and appropriate to inform the general public of the closing of this transaction. Any such public announcement must be made only after taking into consideration any relevant disclosure laws, including the rules and regulations of the SEC

                  f. This Agreement, the Note, the Deeds of Trust, and the UCC-1 Documents shall be interpreted in accordance with Colorado law. The Parties hereto irrevocably agree that jurisdiction shall be in the District Court in and for the County of Arapahoe. The Parties further agree that each such Party has a right to elect the seating of a jury in any controversy, in recognition of the same, each Party specifically waives its right to a jury trial with the understanding that all controversies shall be heard by the court.

                  g. Each Party has obtained the services of professionals of its own choosing including lawyers and accountants (Professionals).

                  h. The Parties agree that the terms of this Agreement, the Note the Deeds of Trust, and the UCC- 1 Documents were reached as a result of the collaborative efforts of all Parties and their Professionals. As a result in the event of any ambiguity or other inconsistency in these documents, the same shall not be construed against the Party that drafted it.

                  i. In the event of any ambiguity, conflict or inconsistency in or between this Agreement, the Note, the Deeds of Trust, or the UCC-1 Documents, the court of competent jurisdiction shall interpret and determine the same so as to give Broadway the greatest protection and rights, even if the same works to the detriment of Calais Colorado, Calais BC and/or Aardvark.

                  j. Notice shall be effective when written and delivered in the following method: (i) on the date and at the time of hand delivery; (ii) on the date and at the time of delivery of any overnight package; (iii) three
(3) days after mailing, postage prepaid, certified, return receipt, any letter mailed to the United States; (iv) five (5) days after mailing, postage prepaid, certified, return receipt, any letter mailed to Canada. Notice shall be sent to the following person and address all of which may be changed from time to time:

                  To Broadway:               Steve Angelo, President
                                                   Broadway Mortgage Corporation
                                                   1625 Larimer Street 2407
                                                   Denver, CO  80202

with a copy to:                              Michael J. Katz
                                                   Corporon, Eyler & Katz, LLC
                                                   13710 E. Rice Place
                                                   Aurora, Colorado 80015

                  To Calais BC:              Thomas Hendricks, President
                                             Calais Resources, Inc.
                                             P.O. Box 653
                                             Nederland, CO  80466

                  To Calais Colorado:        Thomas Hendricks, Pres.
                                             Calais Resources Colorado, Inc
                                             P.O. Box 653
                                             Nederland, CO  80466

with a copy to:                              John Henderson
                                                   Vranesh and Raisch, LLP
                                                   1720 14th Street
                                                   Suite 200
                                                   Boulder, Colorado 80306

                  To Aardvark:                     101-9482 Williams St
                                                   Chilliwack BC
                                                   V2P 5G1

                  k. Failure of any Party at any time to require performance of any provision of this Agreement shall not limit the Party's right to later enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

                  l. Calais Colorado, Calais BC and Aardvark may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Broadway. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties hereto.

                  m. If any term, covenant or condition of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the court may refashion the offending term, covenant, or condition so as to give full force and effect to the tenor of the offending language. Regardless of the foregoing, all other terms, covenants or conditions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  n        This Agreement may be executed in one or more
counterparts, each of which will be deemed to he an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

                  o. Except for a violation of the Note, Deeds of Trust and UCC-1 Documents, in which case the terms of said document shall prevail as to the subject matter of this sub-paragraph, in the event any action is brought by any Party under this Agreement or in any appeal therefrom, it is agreed that the "Prevailing Party" shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court. For the purposes of this Agreement, the "Prevailing Party" shall be deemed to be the party that has prevailed on a majority of the material issues before the trier of fact and law.

                  p. Subsequent to the signing of this Agreement, or the completion of the Closings, the Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement, the Note, the Deeds of Trust and the UCC-1 Documents.

BROADWAY MORTGAGE CORPORATION                      CALAIS RESOURCES, INC.

/s/ Thomas S. Hendricks                      /s/ Thomas S. Hendricks
---------------------------                  -----------------------------------
      President                                     President

AARDVARK AGENCIES, INC.                      CALAIS RESOURCES COLORADO, INC.

/s/ Marlowe Harvey                           /s/ Thomas S. Hendricks
---------------------------                  -----------------------------------
As Attorney in Fact                                 President

                                    EXHIBIT A
                                     LEGALS

                                    EXHIBIT B
                                      NOTE

                                    EXHIBIT C
                                 Deeds of Trust

                                    EXHIBIT D
                         Title Commitment B-2 Exceptions

                                    EXHIBIT E
                                 UCC-1 DOCUMENTS

                                    EXHIBIT F
                           BUDGET AND USE OF PROCEEDS

                                       21